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Exhibit 23.1  -- Consent of Experts

Turner, Stone & Company, LLP
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Certified Public Accountants


To Whom It May Concern:

We have issued our report dated July 31, 2003, accompanying the financial statements of Mobile Nation, Inc. (formerly Wolfstone Corporation) on Form 10KSB for the year ended March 31, 2003.

We hereby consent to the incorporation by reference of said report of Mobile Nation, Inc on Form 10KSB.

Signed,

/s/ Turner, Stone & Company, LLP
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Turner, Stone & Company, LLP


January 23, 2004